SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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CORVEL CORPORATION

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August 17, 2005
Dear CorVel Stockholder:
We are pleased to invite you to our 2005 Annual Meeting which will be held at CorVel’s principal executive offices at 2010 Main Street, Suite 600, Irvine, California 92614, on Thursday, September 15, 2005, at 1:00 p.m. Pacific Daylight Time. Voting on election of directors and other matters is also scheduled. The items to be voted on at the 2005 Annual Meeting are addressed in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.
Several significant milestones reached in fiscal 2005 deserve special mention:
•	CorVel reported revenues of $291 million for the fiscal year ended March 31, 2005.

•	CorVel continued to invest in its MedCheck medical review software, which offers unique Application Service Provider (ASP) solutions for large insurers and third party administrators (TPAs).

•	CorVel expanded Preferred Provider Networks (PPO) operations 5.6% year-over-year, despite a drop in industry claims volume.

•	CorVel’s healthcare management portal CareMC has been expanded to include increasing integration with the claims systems of insurers and TPAs, integrating scanning and document management features allowing CareMC customers to implement advanced workflow management techniques tailored to their own unique needs.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete and mail the enclosed proxy card to ensure that your shares will be represented at the meeting. A postage pre-paid envelope has been provided for your convenience.
We look forward to seeing you at our Annual Meeting.
Sincerely,
V. Gordon Clemons,
Chairman of the Board, Chief Executive Officer and President

CorVel Corporation
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 15, 2005
To the Stockholders of CorVel Corporation:
Notice is hereby given that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of CorVel Corporation, a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices, at 2010 Main Street, Suite 600, Irvine, California 92614, on Thursday, September 15, 2005, at 1:00 p.m. Pacific Daylight Time for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:
1.	To elect five directors to serve until the 2006 annual meeting of stockholders;

2.	To approve amendments to the Company’s 1991 Employee Stock Purchase Plan (the “Purchase Plan”) to (i) avoid compensation expense charges under a new accounting rule, and (ii) increase the maximum number of shares of Common Stock reserved for issuance over the term of the Purchase Plan from 750,000 shares to 950,000 shares;

3.	To ratify the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending March 31, 2006; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on August 5, 2005, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company and at the Annual Meeting.
You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning the enclosed proxy card in the enclosed, self-addressed, postage pre-paid envelope provided for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted.
The holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote must be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Please return your proxy card in order to ensure that a quorum is obtained and to avoid the additional cost to the Company of adjourning the Annual Meeting until a later time and resoliciting proxies.
YOUR VOTE IS IMPORTANT. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY.
By order of the Board of Directors,
RICHARD J. SCHWEPPE
Secretary
Irvine, California
August 17, 2005

CorVel Corporation
PROXY STATEMENT
Proxies are being solicited on behalf of the Company’s Board of Directors (the “Board”) for use at the Annual Meeting, which will be held at the Company’s principal executive offices located at 2010 Main Street, Suite 600, Irvine, California 92614, on Thursday, September 15, 2005, at 1:00 p.m. Pacific Daylight Time, and at any adjournment or postponement thereof (the “Annual Meeting”). Stockholders of record at the close of business on August 5, 2005, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of that meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company and at the Annual Meeting.
On August 5, 2005, the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 9,882,108 shares of Common Stock of the Company outstanding and approximately 1204 holders of record according to information provided by the Company’s transfer agent. No shares of the Company’s preferred stock were outstanding as of August 5, 2005. Each stockholder is entitled to one vote on all matters brought before the Annual Meeting for each share of Common Stock of the Company held by such stockholder on the Record Date. Stockholders may not cumulate votes in the election of directors.
The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote will constitute a quorum for the transaction of business. In the election of directors under Proposal One, the five nominees receiving the highest number of affirmative votes shall be elected. The affirmative vote of the holders of Common Stock of the Company representing a majority of the voting power present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for approval of Proposal Two and is being sought for approval of Proposal Three.
All votes will be tabulated by the Company’s inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting. With regard to Proposal One, broker non-votes and votes marked “withheld” will not be counted towards the tabulations of votes cast on such proposal presented to the stockholders. With regard to Proposals Two and Three, abstentions will be counted towards the tabulations of votes cast on such proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such proposals have been approved.
If the enclosed proxy card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy card does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors in Proposal One unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal Two and FOR the ratification of Proposal Three described in the accompanying Notice and this Proxy Statement. In their discretion, the proxies named on the proxy card will be authorized to vote upon any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. A proxy may be revoked or changed at or prior to the Annual Meeting by delivery of a written revocation or by presentation of another properly signed proxy card with a later date to the Secretary of the Company at the Company’s principal executive offices at 2010 Main Street, Suite 600, Irvine, California 92614, or by attendance at the Annual Meeting and voting in person by ballot.
This Proxy Statement, the enclosed proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, were mailed on or about August 17, 2005 to stockholders of record on August 5, 2005.
The principal executive offices of the Company are located at 2010 Main Street, Suite 600, Irvine, California 92614. The Company’s telephone number is (949) 851-1473.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL ONE
ELECTION OF DIRECTORS
Five individuals have been nominated to serve as directors of the Company. The Company’s stockholders are being asked to elect these nominees to the Board at the Annual Meeting. The Company’s Nomination and Governance Committee selected and recommended, and the Board, including its independent directors, approved the nomination of, each of the five individuals listed below for election to serve for a one-year term ending on the date of the Company’s next annual meeting of stockholders or until his successor has been duly elected and qualified. The term may be shorter if such individual resigns, becomes disqualified or disabled, or is otherwise removed.
Unless otherwise instructed or unless the proxy is marked “withheld,” the proxy holders will vote the proxies received by them FOR the election of each of the nominees named below. Each such nominee is currently serving as a director and has indicated his willingness to continue to serve as a director if elected. In the event that any such nominee becomes unable or declines to serve at the time of the Annual Meeting, the proxy holders will exercise discretionary authority to vote for a substitute person selected and recommended by the Company’s Nomination and Governance Committee and nominated by the Board.
Director Nominees for Term Ending Upon the 2006 Annual Meeting of Stockholders
The names and certain information as of May 31, 2005 about the nominees for director are set forth below:

Name	Age	Position
V. Gordon Clemons	61	Chairman of the Board, Chief Executive Officer and President
Steven J. Hamerslag(1)(2)(3)	49	Director
Alan R. Hoops(1)(2)	57	Director
R. Judd Jessup(1)	57	Director
Jeffrey J. Michael(2)(3)	48	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nomination and Governance Committee.
Mr. Clemons joined the Company as President and Chief Executive Officer in January 1988 and became Chairman of the Board in April 1991. Mr. Clemons was President of Caremark, Inc., the then-largest home intravenous therapy company in the United States, from May 1985 to September 1987, at which time the company was purchased by Baxter International, Inc. From 1981 to 1985, Mr. Clemons was President of INTRACORP, a medical management company and subsidiary of CIGNA Corporation. Mr. Clemons has 28 years of experience in the healthcare and insurance industries.
Mr. Hamerslag has served as a director of the Company since May 1991. Mr. Hamerslag has been Managing Director of Titan Investment Partners, a venture capital firm, since November 2002. Mr. Hamerslag served as the President and Chief Executive Officer of publicly held J2Global Communications, a unified communication services company, from June 1999 until January 2001. Mr. Hamerslag served as the CEO of publicly held MTI Technology Corporation, a manufacturer of enterprise storage solutions, from 1987 to 1996.
Mr. Hoops has served as a director of the Company since May 2003. Mr. Hoops has been Chairman of Benu, Inc., a regional benefits administration/marketing company since 2000, and Chairman of Enwisen, Inc., a human resources services software company since 2001. Mr. Hoops was Chief Executive Officer and a Director from 1993 to 2000, of Pacificare Health Systems, Inc., a national health consumer services company. Mr. Hoops has 32 years of experience in the healthcare and managed care industries.

Mr. Jessup has served as a director of the Company since August 1997. Mr. Jessup has been Chief Executive Officer of U.S. LABS since April 2002. U.S. LABS is a national laboratory which provides cancer diagnostic and genetic testing services. Mr. Jessup was President of the HMO Division of FHP International Corporation, a diversified health care services company, from 1994 to 1996. From 1987 to 1994, Mr. Jessup was President of TakeCare, Inc., a publicly traded HMO operating in California, Colorado, Illinois and Ohio, until it was acquired by FHP. Mr. Jessup has 31 years of experience in the healthcare and managed care industries. Mr. Jessup has been a director of Pacific Dental Benefits, a dental HMO, since November 1997, a director of U.S. LABS since May 1998, and a director of NovaMed Eyecare Services since August 1998.
Mr. Michael has served as a director of the Company since September 1990. Mr. Michael has been the President, Chief Executive Officer and a director of Corstar Holdings, Inc., one of the Company’s significant stockholders and a holding company owning businesses engaged in voice and data connectivity and networking products and services, since March 1996. Mr. Michael has been a director of Michael Foods, Inc., a food processing and distribution company formerly affiliated with North Star (predecessor of Corstar Holdings), since April 1990.
There are no family relationships among any of the Company’s directors or executive officers.
Corporate Governance, Board Composition and Board Committees
Independent Directors
The Board has determined that each of the Company’s current directors other than Mr. Clemons qualifies as an independent director in accordance with the published listing requirements of the Nasdaq Stock Market (“Nasdaq”). The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of the Company’s employees and has not engaged in various types of business dealings with the Company. In addition, as further required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Company’s directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.
Board Structure and Committees
The Board has established an audit committee, a compensation committee and a nomination and governance committee. The Board and its committees set schedules to meet throughout the year, and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of the Board also hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full Board. Each member of each committee of the Board qualifies as an independent director in accordance with the Nasdaq standards described above. Each committee of the Board has a written charter approved by the Board. A copy of each charter is posted on the Company’s web site at http://www.corvel.com under the Investor Relations section. The inclusion of the Company’s web site address in this Proxy Statement does not include or incorporate by reference the information on the Company’s web site into this Proxy Statement or the Company’s Annual Report on Form 10-K. In addition, a copy of the charter of the audit committee is included as Appendix A to the Company’s definitive proxy statement for the 2004 annual meeting of stockholders filed with the Securities and Exchange Commission (“SEC”) on July 7, 2004.

Audit Committee
The audit committee of the Board reviews and monitors the Company’s corporate financial statements and reporting and the Company’s internal and external audits, including, among other things, the Company’s internal controls and audit functions, the results and scope of the annual audit and other services provided by the Company’s independent auditors and the Company’s compliance with legal matters that have a significant impact on the Company’s financial statements. The Company’s audit committee also consults with the Company’s management and the Company’s independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company’s financial affairs.
The Company’s audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. In addition, the Company’s audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent auditors, including approving services and fee arrangements. All related party transactions are approved by the Company’s audit committee before the Company enters into them. The current members of the Company’s audit committee are Messrs. Hamerslag, Hoops and Jessup. Mr. Michael was a member of the audit committee during fiscal year 2005 until his resignation from the audit committee on May 6, 2004. The vacancy created on the audit committee by Mr. Michael’s resignation was filled by Mr. Hoops in May 2004. The audit committee held four meetings during fiscal 2005.
In addition to qualifying as independent under the Nasdaq rules described above, each member of the Company’s audit committee can read and has an understanding of fundamental financial statements, and each member currently qualifies as independent under special standards established by the SEC for members of audit committees. The Company’s audit committee includes at least one member who has been determined by the Board to meet the qualifications of an audit committee financial expert in accordance with SEC rules. Mr. Hamerslag is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Hamerslag’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Hamerslag any duties, obligations or liability that are greater than are generally imposed on him as a member of the Company’s audit committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Company’s audit committee or Board.
Compensation Committee
The compensation committee of the Board reviews and approves the Company’s general compensation policies and all forms of compensation to be provided to the Company’s executive officers and directors, including, among other things, annual salaries, bonuses, and stock option and other incentive compensation arrangements. In addition, the Company’s compensation committee administers the CorVel Corporation 1991 Employee Stock Purchase Plan and the CorVel Corporation Restated 1988 Executive Stock Option Plan, as amended (the “Option Plan”), including reviewing and granting stock options. The Company’s compensation committee also reviews and approves various other of the Company’s compensation policies and matters. The current members of the Company’s compensation committee are Messrs. Hamerslag, Hoops and Michael. The compensation committee held four meetings during fiscal 2005.
Nomination and Governance Committee
The nomination and governance committee of the Board reviews and reports to the Board on a periodic basis with regard to matters of corporate governance, and reviews, assesses and makes recommendations on the effectiveness of the Company’s corporate governance policies. In addition, the nomination and governance committee reviews and makes recommendations to the Board regarding the size and composition of the Board and the appropriate qualities and skills required of the Company’s directors in the context of the then current make-up of the Board.

This includes an assessment of each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of the Company’s business, ability to think and act independently and with sound judgment, and ability to serve the Company’s and the Company’s stockholders’ long-term interests. These factors, and others as considered useful by the Company’s nomination and governance committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the nomination and governance committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective directors.
The nomination and governance committee leads the search for and selects, or recommends that the Board select, candidates for election to the Board (subject to legal rights, if any, of third parties to nominate or appoint directors). Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to the Board typically have been suggested by other members of the Board or by the Company’s executive officers. From time to time, the nomination and governance committee may engage the services of a third-party search firm to identify director candidates. Each of the current nominees is standing for re-election at the Annual Meeting. The nomination and governance committee selected these candidates and recommended their nomination to the Board. The current members of the Company’s nomination and governance committee are Messrs. Hamerslag and Michael. The nomination and governance committee held one meeting during fiscal 2005.
Although the nomination and governance committee does not have a formal policy on stockholder nominations, it will consider candidates proposed by stockholders of any outstanding class of the Company’s capital stock entitled to vote for the election of directors, provided such proposal is in accordance with the procedures set forth in the Company’s Bylaws and in the charter of the nomination and governance committee. Nominations by such stockholders must be preceded by notification in writing received by the Company’s Secretary, at 2010 Main Street, Suite 600, Irvine, California 92614, not less than sixty (60) days prior to any meeting of stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director is so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee: (a) the name, age, residence, address, and business address of each proposed nominee and of each such person; (b) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person; (c) the amount of the Company’s stock owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the Company will or may be a party. All such recommendations will be brought to the attention of the Company’s nomination and governance committee. Candidates proposed by stockholders will be evaluated by the Company’s nomination and governance committee using the same criteria as for all other candidates.
Board and Committee Meetings
The Board held four meetings during fiscal 2005. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during fiscal 2005. Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meetings of stockholders, directors are encouraged and expected to attend each of the Company’s annual meetings of stockholders in addition to each meeting of the Board and of the committees on which he or she serves. All of the Company’s directors attended the Company’s 2004 annual meeting of stockholders.

Code of Ethics and Business Conduct
The Board has adopted a code of ethics and business conduct that applies to all of the Company’s employees, officers (including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and directors. The full text of the Company’s code of ethics and business conduct is posted on the Company’s web site at http://www.corvel.com under the Investor Relations section. The Company intends to disclose future amendments to certain provisions of the Company’s code of ethics and business conduct, or waivers of such provisions, applicable to the Company’s directors and executive officers (including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), at the same location on the Company’s web site identified above. The inclusion of the Company’s web site address in this proxy does not include or incorporate by reference the information on the Company’s web site into this proxy or the Company’s Annual Report on Form 10-K.
Communications from Stockholders to the Board
The Board has implemented a process by which stockholders may send written communications to the attention of the Board, and committee of the Board or any individual Board member, care of the Company’s Secretary at 2010 Main Street, Suite 600, Irvine, CA 92614. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Company’s Secretary, with the assistance of the Company’s Director of Legal Services, will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or board matters. Communications that are of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration will not be forwarded to the Board. Any communications not forwarded to the Board will be retained for a period of three months and made available to any of the Company’s independent directors upon their general request to view such communications.
Compensation of Directors
Each non-employee director receives an amount equal to $2,000 for each Board meeting attended in person, as well as reimbursement for all associated travel expenses. Other than the Chairman of the Audit Committee, who in fiscal 2006 will begin receiving $1,000 for each Audit Committee meeting attended, the directors do not receive fees for committee or telephonic meetings.
When an individual who has not previously been in the employ of the Company first becomes a non-employee member of the Board, he or she will receive an automatic option grant for 15,000 shares of Common Stock under the Option Plan. In addition, on the date of each annual stockholders meeting, each non-employee director who has served as a non-employee Board member for at least six months, whether or not such individual has been in the prior employ of the Company, will be granted an option to purchase 4,500 shares of Common Stock.
Accordingly, as a non-employee director who was re-elected at the 2004 annual meeting of stockholders, each of Messrs. Hamerslag, Hoops, Jessup and Michael received an option to purchase 4,500 shares of Common Stock on August 5, 2004 (the date of the 2004 annual meeting of stockholders), with an exercise price of $25.71, which was the fair market value of the Common Stock on such date. In addition, each of Messrs. Hamerslag, Hoops, Jessup, and Michael will be granted an option to purchase an additional 4,500 shares of Common Stock on August 4, 2005 (the date of the Annual Meeting) at an exercise price equal to the fair market value of the Common Stock on such date, provided such director is re-elected at the Annual Meeting, and maximum term of ten years measured from the grant date. Each automatic grant will become exercisable in a series of four equal and successive annual installments over the optionee’s period of Board service, with the first such installment to become exercisable twelve months after the grant date.
Stockholder Approval
Directors are elected by a plurality of the votes present or represented by proxy at the Annual Meeting. The five nominees receiving the highest number of affirmative votes cast at the Annual Meeting will be the elected directors of the Company.
THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.
PROPOSAL TWO
AMENDMENTS TO 1991 EMPLOYEE STOCK PURCHASE PLAN
The Company’s stockholders are being asked to approve amendments to the Company’s 1991 Employee Stock Purchase Plan (the “Purchase Plan”) to (i) avoid compensation expense charges under Statement of Financial Accounting Standards No. 123 (revised 2004), Accounting for Stock-Based Compensation (“SFAS 123(R)”), for employee stock purchases pursuant to the Purchase Plan as currently in effect, and (ii) increase the maximum number of shares of Common Stock reserved for issuance over the term of the Purchase Plan from 750,000 shares to 950,000 shares.
The Purchase Plan became effective on October 1, 1991. It has been amended and restated on several occasions. The amendments to the Purchase Plan for which stockholder approval is sought under this Proposal were approved by the Board on May 5, 2005.
Proposed Amendments
SFAS 123(R)
The Financial Accounting Standards Board has adopted SFAS 123(R) regarding the expensing of employee stock-based compensation, which requires companies to report the fair value of their stock-based compensation. Although most of the attention regarding SFAS 123(R) has focused on employee stock options, it also applies to employee stock purchase plans such as the Purchase Plan and treats the purchase rights granted to employees under such plans as options that must be so valued.
The Purchase Plan as currently in effect provides that the purchase price of the Company’s Common Stock acquired at the end of each purchase period is equal to the lesser of (i) 85% of the fair market value per share of Common Stock on the date on which such purchase right is granted or (ii) 85% of the fair market value per share of Common Stock on the date on which the purchase right is exercised. Accordingly, employees are currently afforded a 15% discount on the fair market value of the Company’s Common Stock, and further given the benefit of “looking back” and using the fair market value of the Company’s Common Stock on the date their purchase right was granted if lower than the fair market value of the Company’s Common Stock on the date they exercise their purchase right, which is the last day of the purchase period.
To avoid compensation expense charges under SFAS 123(R), the Company needs to change the way the purchase price is determined and the discount on fair market value that is provided. Accordingly, the Company must sell its Common Stock under the Purchase Plan to participants based only on the fair market value of the Common Stock as of the end of the purchase period in order to eliminate the “look back” to the fair market value of the Common Stock on the date the purchase right was granted. In addition, there can only be a maximum discount of 5% of the fair market value of the Common Stock. Under the proposed amendment, the purchase price for the Company’s

Common Stock under the Purchase Plan will be 95% of the fair market value of the Company’s Common Stock on the last day of the purchase period.
Increase in Shares Reserved for Issuance under the Purchase Plan
The Company currently has 750,000 shares of Common Stock reserved for issuance under the Purchase Plan. However, as of June 1, 2005, 715,733 shares of Common Stock have been issued under the Purchase Plan and only 34,267 shares were available for issuance. Consequently, the Company has few shares available for existing and future employees. As of June 1, 2005, the Company had 9,909,417 shares of Common Stock outstanding. The future issuance of additional shares of Common Stock pursuant to the Purchase Plan will have the effect of diluting the ownership interest of existing stockholders; however, the Board believes that the issuance of stock under the Purchase Plan is an effective compensation tool from both a perspective of remuneration as well as retention.
Description of the Purchase Plan as Amended
The following is a summary of the terms and provisions of the Purchase Plan, including the amendments which will become effective upon stockholder approval of this Proposal. This summary, however, does not purport to be a complete description of the Purchase Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Corporate Secretary at the Company’s executive offices at 2010 Main Street, Suite 600, Irvine, CA 92614.
Purpose
The purpose of the Purchase Plan is to provide eligible employees of the Company and its participating subsidiaries with the opportunity to acquire a proprietary interest in the Company through participation in a plan intended to qualify for the favorable tax benefits afforded employee stock purchase plans under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
Administration
The Purchase Plan is administered by the Compensation Committee. The Compensation Committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in the administration of the Purchase Plan will be paid by the Company without charge to participants.
Shares Subject to the Purchase Plan
The maximum number of shares that may be issued over the term of the Purchase Plan is 950,000 shares. The Common Stock purchasable under the Purchase Plan may be either shares newly-issued by the Company or shares reacquired by the Company, including shares purchase on the open market. As of June 1, 2005, 715,733 shares of Common Stock have been issued under the Purchase Plan.
In the event any change is made to the Common Stock (whether by reason of recapitalization, stock dividend, stock split, combination of share, or other similar change in corporate structure effected without receipt of consideration), appropriate adjustments will be make to (i) the class and maximum number of shares issuable over the term of the Purchase Plan, (ii) the class and maximum number of shares purchasable per participant under any outstanding purchase right and (iii) the class and number of shares purchasable and the price per outstanding purchase right.
Eligibility and Participation
Any individual who is customarily employed by the Company or a participating subsidiary for more than 20 hours per week and more than five months per calendar year will be eligible to participate in the Purchase Plan. However, employees of the Company who are deemed to be “Highly Compensated Employees” under Code Section 414(q) will not be eligible to participate in the Purchase Plan for one or more purchase periods if, on the first day of any such purchase period, they hold unvested options under the Option Plan to purchase more than 30,000 shares of Common Stock. An individual who is eligible to participate in the Purchase Plan on the first day of a purchase period may join at the time.
As of June 1, 2005, approximately 2,900 employees, including one executive officer, were eligible to participate in the Purchase Plan.
Purchase Period
Each purchase period under the Purchase Plan will be six calendar months long. Purchase periods being on the first day of April and October each year. Each participant has a separate purchase right for each purchase in which he or she participates. The purchase right is granted on the first business day of the purchase period and will be automatically exercised on the last business day of the purchase period.
Purchase Price
The purchase price of the Common Stock acquired at the end of each purchase period will equal 95% of the fair market value per share of Common Stock on the last day of the purchase period.
The fair market value of the Common Stock on any relevant date will be the closing selling price per share on such date as reported on the National Market and published in The Wall Street Journal. The closing selling price per share of Common Stock on the Nasdaq National Market on May 31, 2005, was $26.54 per share.
Purchase Rights; Stock Purchases
Each participant may authorize periodic payroll deductions in any multiple of $10.00, up to a dollar maximum not in excess of 20% of his or her base pay each purchase period to be applied toward the purchase of shares of Common Stock under the Purchase Plan. Base pay includes the participant’s regular salary or wages, plus the commissions received during the purchase period, plus any pre-tax contributions made by such individual to the Company’s Section 401 (k) Plan, but excludes overtime, bonuses and other incentive-type payments.
On the last business day of each purchase period, the payroll deductions of each participant are automatically applied to the purchase of whole shares of Common Stock at the purchase price in effect for that purchase period. Any amount remaining in the Participant’s account after purchasing whole shares shall be refunded to the participant at the end of each purchase period.
Special Limitations
The Purchase Plan imposes certain limitations upon a participant’s rights to acquire Common Stock, including the following limitations:
•	Purchase rights may not be granted to any individual who would, immediately after the grant, own stock (including stock purchasable under any outstanding purchase rights) or hold outstanding options or other rights possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary.

•	No participants may purchase more than 1,000 shares of Common Stock during one purchase period.

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Common Stock (valued at the time each purchase right is granted) during any one calendar year.

Termination of Purchase Rights
The purchase right of a participant will terminate if the participant ceases to be eligible to participate. Any payroll deductions which the participant may have made with respect to the terminated purchase right will be refunded. If the participant withdraws from the Purchase Plan or ceases active employment during the purchase period by reason of disability, death, or leave of absence, the participant (or the personal representative of his estate) will be refunded any payroll deductions already made in that purchase period or may have the right to elect to have such payroll deductions applied to the purchase of Common Stock at the end of that purchase period.
Stockholder Rights
No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until shares are actually purchased on the participant’s behalf. No Adjustments will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.
Assignability
No Purchase right will be assignable or transferable by participant, except by will or by the laws of descent and distribution, and the purchase rights will be exercisable only by the participant.
Merger or Liquidation of Company
In event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company means of a sale, merger or reorganizations ( other than a reorganization effected primarily to change the state in which the Company is incorporated) or in the event the Company is liquidated, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such sale, merger, reorganization or liquidation, by applying all payroll deductions previously collected from participants during the purchase period of such transaction toward the purchase of whole shares of Common Stock (subject to the Special Limitations discussed above).
Amendment and Termination
The Board may from time to time alter, amend, suspend or discontinue the provisions of the Purchase Plan provided such charges are effective following the close of a purchase period. Currently, the Board may not, without stockholder approval, (1) materially increase the number of shares issuable under the Purchase Plan, or maximum number of shares which any participant may purchase during a single period except in connection with certain changes in the Company’s capital structure, (2) alter the purchase price formula so as to reduce the purchase price, (3) materially increase the benefits accruing to participants or (4) materially modify the requirements for eligibility to participate in the Purchase Plan. Assuming stockholder approval of this Proposal is obtained, the Board will not be able to amend the Purchase Plan to increase the number of shares issuable under the Purchase Plan or modify the requirements for eligibility to participate in the Purchase Plan without first obtaining the approval of the Company’s stockholders.
The Purchase Plan will terminate upon the earliest of (a) September 30, 2011, (b) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights, (c) the date on which all purchase rights are exercised in connection with change in control, or (d) termination by the Board.
Federal Tax Consequences
The following is a brief summary of the federal income tax aspects of the share purchase rights under the Purchase Plan based upon federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

The Purchase Plan, and the right of participants to make purchases of the Company’s Common Stock pursuant to the Purchase Plan, are intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Code. There are no tax deductions available for amounts paid by participants to acquire shares under the Purchase Plan. A participant will realize no income upon the grant of the share purchase rights or upon the purchase of Common Stock under the Purchase Plan, and the Company will not be entitled to any deduction at the time of grant of the rights or purchase of the shares. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.
The amount of a participant’s tax liability upon disposition of the shares acquired will depend on whether or not the participant satisfies the prescribed holding period as summarized below. If the participant holds the shares purchased for the prescribed holding period of two years from the grant of the share purchase right and one year from the purchase date, then upon disposition of shares the Company will receive no deduction and the participant will recognize:
•	ordinary income on the lesser of the participant’s gain on the sale or the purchase price discount under the Purchase Plan, applied to the fair market value of the shares at the first day of the offering period; and

•	long-term capital gain (or loss) on the difference between the sale price and the sum of the purchase price and any ordinary income recognized on the disposition.
However, consequences for both the Company and the participant would differ if the participant did not satisfy the prescribed holding period described above. In the event that the shares are sold or disposed of (including by way of gift) before the expiration of the prescribed holding periods, the excess of the fair market value of the shares on the date such shares are purchased over the purchase price of such shares will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will be treated as long-term capital gain if the shares have been held more than one year. Even if the shares are sold for less than their fair market value on the date the shares are purchased, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of purchase. The Company ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant.
If the participant still owns the purchased shares at the time of death, the excess difference of the fair market value of the shares on the date of death over the purchase price of such shares will be treated as ordinary income in the year of death. The Company ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant.
Accounting Treatment
Under present accounting principles, the issuance of Common Stock under the Purchase Plan will not result in any charge to the Company’s earnings. However, the Company must disclose in pro-forma statements to the Company’s financial statements, the impact the purchase rights granted under the Purchase Plan would have on the Company’s reported earnings were the value of those purchase rights treated as a compensation expense.
Plan Benefits
No current executive officer or director purchased shares of Common Stock under the Purchase Plan during the period from April 1, 2004 to March 31, 2005 (the most recent purchase date). During the same time period, all employees as a group (721 persons) purchased 48,883 shares of Common Stock under the Purchase Plan with an average weighted purchase price of $21.33. The Company cannot currently determine the exact number of purchase rights to be granted in the future under the Purchase Plan to its Named Executive Officers (as such term is defined below under the caption “Executive Compensation”), to all executive officers as a group, to all directors who are not executive officers as a group or to all employees as a group.
Stockholder Approval
The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting is required for approval of the amendments to the Purchase Plan.
THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE PURCHASE PLAN.
PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Company’s stockholders are being asked to ratify the appointment of Grant Thornton LLP to serve as the Company’s independent auditors for the fiscal year ending March 31, 2006. Stockholder ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the Audit Committee’s appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment by an affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting and entitled to vote, the Audit Committee may reconsider whether to retain Grant Thornton LLP as the Company’s independent auditors. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
Representatives of Grant Thornton LLP attended or participated by telephone in all meetings of the Audit Committee during fiscal 2005. The Audit Committee pre-approves and reviews audit and permissible non-audit services performed by Grant Thornton LLP as well as the fees charged by Grant Thornton LLP for such services. In its pre-approval and review of permissible non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. Under certain de minimis circumstances described in the rules and regulations of the Securities and Exchange Commission (the “SEC”), the Audit Committee may approve permissible non-audit services prior to the completion of the audit in lieu of pre-approving such services. In recent years, the Company has not obtained any non-audit services from Grant Thornton LLP that are prohibited under the rules and regulations of the SEC.
The Company expects that representatives of Grant Thornton LLP will attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions posed by stockholders.
Principal Accountant Fees and Services
Audit Fees. Audit fees include the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q quarterly reports, and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements for the relevant fiscal years. Audit fees billed by Grant Thornton LLP for services rendered to the Company in the audit of annual financial statements and the reviews of the financial statements included in the Company’s Forms 10-Q were approximately $262,085 for the 2005 fiscal year and $136,000 for the 2004 fiscal year.

Audit-Related Fees. Audit-related fees consist of assurance and related services provided by Grant Thornton LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.”

Fiscal 2005
Audit of the financial statements of CorVel Incentives Savings Plan	$12,500

Fiscal 2004
Audit of the financial statements of CorVel Incentives Savings Plan	$10,000
Tax Fees. Tax fees consist of professional services rendered by Grant Thornton LLP for tax compliance, tax advice and tax planning. The Company engaged Grant Thornton LLP to perform the following tax services for the fiscal year 2005 and fiscal year 2004:

Fiscal 2005
Preparation of Forms 5500 and tax consulting services	$15,505

Fiscal 2004
Preparation of Forms 5500 and tax consulting services	$12,154
All Other Fees. There were no such services rendered by Grant Thornton LLP during the fiscal year 2005 or fiscal year 2004.
The Audit Committee has determined that the provision of the above non-audit services by Grant Thornton LLP was compatible with their maintenance of accountant independence.
Stockholder Approval
The affirmative vote of a majority of the shares of the Common Stock present or represented by proxy at the Annual Meeting is being sought for ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending March 31, 2006.
THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2006.
OTHER MATTERS
Management does not know of any other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with the Board of Directors’ recommendation. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS
The following table sets forth certain information known to the Company as of May 31, 2005, with respect to beneficial ownership of Common Stock by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director and/or nominee for director, (iii) the Named Executive Officers (named under the heading “Executive Compensation” below), and (iv) all current directors and executive officers as a group, together with the approximate percentages of outstanding Common Stock beneficially owned by each of them. The following table is based upon information supplied by directors, executive officers and principal stockholders, and Schedules 13D and 13G filed with the SEC. Except as otherwise noted, the persons named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

Name and Address of	Amount of Common		Percentage of Common
Beneficial Owner	Stock Beneficially Owned		Stock Beneficially Owned (1)
Jeffrey J. Michael	2,963,658	(2)	29.8%
10901 Red Circle Drive, Suite 370 Minnentonka, MN 55343

Corstar Holdings, Inc.	2,890,000		29%
10901 Red Circle Drive, Suite 370 Minnentonka, MN 55343

FMR Corporation	1,424,863	(3)	14.4%
82 Devonshire Street Boston, MA 02109

V. Gordon Clemons	1,134,679	(4)	11.4%
2010 Main Street, Suite 600 Irvine, CA 92614

Wellington Management Company, LLP	737,696	(5)	7.4%
75 State Street Boston, MA 02109

Kestrel Investment Management Corporation	597,050	(6)	6.0%
Abbott J. Keller, David J. Steirman 411 Borel Avenue, Suite 403 San Mateo, CA 94402

Babson Capital Management LLP	577,350	(7)	5.8%
One Memorial Drive Combridge, MA 02142

Eaton Vance Corp.	552,050	(8)	5.6%
255 State Street Boston, MA 02109

Steven J. Hamerslag	68,250	(9)	*

R. Judd Jessup	68,050	(10)	*

Peter E. Flynn	52,525	(11)	*

Richard J. Schweppe	37,170	(12)	*

Alan R. Hoops	8,625	(13)	*

All current executive officers and directors as a group (7 individuals)	4,338, 926	(14)	42.3%

*	Less than 1%

(1)	Applicable percentage ownership is based on 9,914,003 shares of Common Stock outstanding as of May 31, 2005, which excludes a total of 6,482,913 shares repurchased by the Company in accordance with the Stock Repurchase Program and held by the Company in its treasury. Any securities not outstanding but which are subject to options exercisable within 60 days of May 31, 2005, are deemed outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by any person holding such options but are not deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

(2)	Includes 2,890,000 shares owned by Corstar, 39,908 shares owned directly by Mr. Michael, a director of Corstar and the Company, and 33,750 shares subject to options held by Mr. Michael that are exercisable within 60 days of May 31, 2005. Mr. Michael is the President, Chief Executive Officer and a director of Corstar. In addition, Mr. Michael is the trustee of the Michael Family Grantor Trust (formerly Michael Acquisition Corporation Trust), which is the sole shareholder of Corstar. Based on the foregoing, Mr. Michael may be deemed to have beneficial ownership of the shares of Common Stock of the Company held by Corstar. Mr. Michael disclaims such beneficial ownership except to the extent of any indirect pecuniary interest therein.

(3)	According to the Schedule 13G of Fidelity Management & Research Company (“Fidelity”) dated February 14, 2005, Fidelity is a wholly-owned subsidiary of FMR Corp.. Edward C. Johnson, FMR Corp., through its control of Fidelity, and the funds each have sole power to dispose the shares, while power to vote the shares resides in the Fund’s Board of Trustees.

(4)	Includes 1,104,679 shares owned by Mr. Clemons directly, and 30,000 shares subject to options that are exercisable within 60 days of May 31, 2005.

(5)	According to Schedule 13G of Wellington Management Company (“Wellington”) dated February 14, 2005, Wellington shares investment power, along with its clients, with respect to the shares.

(6)	According to the Schedule 13G of Kestrel Investment Management Corporation (“Kestrel”) dated February 14, 2005, Abbott J. Keller and David J. Steirman are the sole shareholders of Kestrel, with sole investment power with respect to the shares.

(7)	According to Schedule 13G of Babson Capital Management, LLP (“Babson”) dated January 20, 2005, Babson, in its capacity as investment advisor, shares investment power along with its clients with respect to the shares.

(8)	According to Schedule 13G of Eaton Vance Corp. (“Eaton”) dated February 14, 2005, Eaton has sole investment power with respect to the shares.

(9)	Includes 43,000 shares owned directly by Mr. Hamerslag and 24,750 shares subject to options that are exercisable within 60 days of May 31, 2004.

(10)	Includes 41,900 shares owned directly by Mr. Jessup and 26,850 shares subject to options that are exercisable within 60 days of May 31, 2004.

(11)	Includes 14,900 shares owned directly by Mr. Flynn, 14,000 shares owned by Mr. Flynn’s spouse (Mr. Flynn disclaims beneficial ownership of such shares, except to the extent of any applicable community property laws.) and 900 shares owned indirectly by Mr. Flynn as custodian for his children, and 43,594 shares subject to options that are exercisable within 60 days of May 31, 2005.

(12)	Includes 22,791 shares owned directly by Mr. Schweppe and 14,379 shares subject to options that are exercisable within 60 days of May 31, 2004.

(13)	Consists of 8,625 shares subject to options that are exercisable within 60 days of May 31, 2005.

(14)	Includes the information set forth in notes 2, 4, 9, 10, 11, 12 and 13 above.
Equity Compensation Plan Information
The following table provides information as of March 31, 2005, with respect to the shares of Common Stock of the Company that may be issued under the Company’s existing equity compensation plans. The Company has not assumed any equity compensation plans in connection with any mergers or acquisitions.

	A		B	C
				Number of Securities Remaining
				Available for Future Issuance
	Number of Securities to be		Weighted Average	Under Equity Compensation
	Issued Upon Exercise of		Exercise Price of	Plans (Excluding Securities
Plan Category	Outstanding Options		Outstanding Options	Reflected in Column A)
Equity Compensation Plans Approved by Shareholders (1)	969,887	(2)	$25.29	667,134	(3)
Equity Compensation Plans Not Approved by Shareholders	0		$0	0
Total	969,887		$25.29	667,134

(1)	Consists solely of the 1988 Executive Stock Option Plan and the 1991 Employee Stock Purchase Plan.

(2)	Excludes purchase rights accruing under the Company’s 1991 Employee Stock Purchase Plan which has a stockholder approved reserve of 750,000 shares. Under the Purchase Plan, each eligible employee may purchase up to 1,500 shares of Common Stock of the Company at semi-annual intervals on the last business day of March and September each year at a purchase price per share equal to 85% of the lower of (i) the fair market value of a share of Common Stock of the Company on the date on which the purchase right is granted or (ii) the fair market value of a share of Common Stock of the Company on the date the purchase right is exercised.

(3)	Includes shares available for future issuance under the 1991 Employee Stock Purchase Plan. As of March 31, 2005, an aggregate of 34,267 shares of Common Stock of the Company were available for issuance under the 1991 Employee Stock Purchase Plan.

Share issuances under the 1988 Executive Stock Option Plan will not reduce or otherwise affect the number of shares of Common Stock of the Company available for issuance under the 1991 Employee Stock Purchase Plan, and share issuances under 1991 Employee Stock Purchase Plan will not reduce or otherwise affect the number of shares of Common Stock of the Company available for issuance under the 1988 Executive Stock Option Plan.
DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY
The following table set forth certain information regarding the directors and executive officers of the Company as of May 31, 2005:

Name	Age	Position
V. Gordon Clemons	61	Chairman of the Board, Chief Executive Officer and President
Steven J. Hamerslag	48	Director
Alan R. Hoops	57	Director
R. Judd Jessup	57	Director
Jeffrey J. Michael	48	Director
Richard J. Schweppe	50	Chief Financial Officer and Secretary
The following is a brief description of the capacities in which each of the Company’s directors and executive officers has served during the past five years. The biographies of Messrs. Clemons, Hamerslag, Hoops, Jessup and Michael appear earlier in this Proxy Statement and are incorporated here by reference. See “Proposal One: Election of Directors.”
Mr. Schweppe has been the Company’s Chief Financial Officer since April 1991 and Secretary since June 1995. From March 1988 to April 1991, Mr. Schweppe was the Director of Finance for the Company. From May 1983 to February 1988, Mr. Schweppe was the Manager, Technical Accounting for Caremark, Inc.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 2005, all transactions required to be reported by its officers, directors and greater than 10% beneficial owners were reported in a timely manner, except as described below.
Compensation Committee Interlocks and Insider Participation
Messrs. Hamerslag, Hoops and Michael served as members of the Compensation Committee during fiscal year 2005. Mr. Michael is the President and Chief Executive Officer of Corstar Holdings, Inc., a beneficial owner of more than 10% of the outstanding Common Stock of the Company. No member of the Compensation Committee was, during fiscal 2005, an employee or officer of the Company or was formerly an officer of the Company.
During fiscal 2005, no current executive officer of the Company served as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

EXECUTIVE COMPENSATION
Summary of Cash and Certain Other Compensation
The following table sets forth the compensation earned by the Company’s Chief Executive Officer and each of the other executive officers, whose total salary and bonus for fiscal year 2005 exceeded $100,000, for the three fiscal years ended March 31, 2005, 2004 and 2003. The listed individuals shall be referred to in this Proxy Statement as the “Named Executive Officers.” No other executive officers who would otherwise have been included in such table on the basis of salary and bonus earned for the 2005 fiscal year has been excluded by reason of termination of employment or change in executive status during fiscal year 2005.
Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name of Individual	Fiscal				Securities Underlying	All Other
and Principal Position	Year	Salary(1)		Bonus	Options Granted	Compensation(3)
V. Gordon Clemons	2005	$350,000		$—	—	$546
Chief Executive Officer	2004	$291,938	(2)	$—	—	$652
	2003	$350,000		$—	—	$1,114

Richard J. Schweppe	2005	$122,254		$14,697	2,000	$393
Chief Financial Officer	2004	$120,000		$21,565	1,750	$435
	2003	$115,000		$19,163	2,250	$593

Peter E. Flynn (4)	2005	$137,964		$—	2,600	$161
V.P., Business Development	2004	$137,500		$40,000	8,500	$566
	2003	$0		$—	—	$0

(1)	Includes employee contributions to the Company’s Section 401(k) Plan.

(2)	In fiscal 2004, Mr. Clemons agreed to reduce his salary due to market conditions. As of April 16, 2004, Mr. Clemons’ salary was restored to its full level.

(3)	Represents matching contributions by the Company to the Company’s Section 401(k) Plan and annual premiums paid by the Company for the purchase of group term life insurance in an amount equal to each executive officer’s annual salary as follows:

		Company Contributions to	Company-Paid Life
	Fiscal Year	Section 401(k) Plan	Insurance Premiums
V. Gordon Clemons	2005	$0	$546
	2004	$337	$315
	2003	$683	$431

Richard J. Schweppe	2005	$0	$393
	2004	$284	$151
	2003	$451	$142

Peter E. Flynn	2005	$0	$161
	2004	$392	$174
	2003	$0	$0

(4)	Mr. Flynn resigned as V.P., Business Development, on November 20, 2004.

Stock Options and Stock Appreciation Rights
The following table provides information with respect to stock option grants made during fiscal year 2005 to the Named Executive Officers. No options were granted to Mr. Clemons during fiscal year 2005. Except for the limited stock appreciation rights described in footnote 1 below the table, no stock appreciation rights were granted during such fiscal year to the Named Executive Officers.
Option Grants In Last Fiscal Year

	Number of		Percent of Total			Potential Realizable
	Securities		Options			Value at Assumed
	Underlying		Granted to	Exercise		Annual Rate of Stock Price
	Options	Grant	Employees in	Price	Expiration	Appreciation for Option Term
Name	Granted (1)	Date	Fiscal Year(2)	($/Share)(3)	Date	5% (4)	10% (4)
Peter E. Flynn	2,000	6/10/04	1.53%	$26.02	6/10/09	$14,378	$31,771
	600	8/5/04	0.46%	$25.71	8/5/09	$4,262	$9,418

Richard J. Schweppe	500	6/10/04	0.38%	$26.02	6/10/09	$3,594	7,943
	500	8/05/04	0.38%	$25.71	8/5/09	$3,552	$7,848
	1,000	3/03/05	0.76%	$21.14	3/03/10	$5,841	$12,906

(1)	Each option will become exercisable for 25% of the option shares one year from the grant date and thereafter the remaining shares become exercisable in 36 equal monthly installments. To the extent not already exercisable, the options become exercisable upon (a) a sale of assets, (b) a merger in which the Company does not survive or (c) a reverse merger in which the Company survives but ownership of 50% or more of the voting power of the Company’s stock is transferred, unless the option is assumed or replaced with a comparable option by the successor corporation. The options are also subject to “limited stock appreciation rights” pursuant to which the options, to the extent exercisable at the time a hostile tender offer occurs, will automatically be canceled in return for a cash payment equal to the tender-offer price minus the exercise price multiplied by the number of shares for which the option was exercisable. Each option has a maximum term of five years subject to earlier termination in the event of the optionee’s cessation of employment with the Company.

(2)	The Company granted options to employees to purchase a total of 145,750 shares of Common Stock during fiscal year 2005.

(3)	The exercise price is equal to the fair market value of the Common Stock on the grant date and may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. For employees who are not executive officers or directors, the Company also may finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the Federal and state income tax liability incurred by the optionee in connection with such exercise.

(4)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules and regulations of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future trading prices of the Company’s common stock. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the ten-year option term. These amounts represent assumed rates of appreciation in the value of the Company’s common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on numerous factors, including the Company’s future performance, the future performance of the Company’s common stock, overall business and stock market conditions, and the option holder’s continued employment with the Company throughout the entire vesting period and option term, which factors are not reflected in this table. The values reflected in this table may not necessarily be achieved. Potential realizable values are net of exercise price, but before the payment of taxes associated with exercise.
Stock Option Exercises and Holdings
The following table provides information with respect to the Named Executive Officer concerning the exercise of options during the 2005 fiscal year and unexercised options held as of the end of such fiscal year. No stock appreciation rights were exercised during the 2005 fiscal year and except for the limited stock appreciation rights described in footnote 1 to the table above, no stock appreciation rights were held by any Named Executive Officer at the end of such fiscal year.

Aggregated Option Exercises In Last Fiscal Year
And Fiscal Year-End Option Values

			Number of Securities Underlying
			Unexercised Options at Fiscal		Net Value of Unexercised In-the-Money
	No. of Shares		Year-End 2004		Options at Fiscal Year-End(1)
	acquired on	Value
Name	exercise	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
V. Gordon Clemons	—	—	28,750	1,250	—	—
Peter E. Flynn	—	—	41,553	15,047	$241,140.60	—
Richard Schweppe	5,250	$45,875.03	16,166	4,509	$58,192.03		$180

(1)	The value of unexercised in-the-money options has been calculated based on multiplying the number of shares underlying the options by the difference between the exercise price per share payable upon exercise of the options and $21.32, the closing sales price of the Company’s common stock on the last trading day of the 2005 fiscal year.

(2)	The value realized upon option exercise has been calculated based on multiplying the number of shares acquired on exercise of each respective option by the difference between the respective exercise price per share paid upon exercise and the closing sales price of the Company’s common stock on the respective dates of exercise.
Employment Agreements, Termination of Employment and Change in Control Arrangements
On January 26, 1988, the Company and North Star entered into an employment agreement with Mr. Clemons. The agreement became effective on February 15, 1988 and has an indefinite term. The agreement initially provided Mr. Clemons with an annual salary of $250,000, payable in semi-monthly installments. Mr. Clemons may terminate the agreement at any time on four months notice and the Company may terminate the agreement at any time with or without cause. If Mr. Clemons is terminated without cause, the Company is required to pay Mr. Clemons his salary for one year after such termination, less any other employment compensation received by Mr. Clemons during such one year period. The Compensation Committee approved an increase in Mr. Clemons’ annual salary to $350,000, effective January 1, 2002.
The Company does not have any existing employment agreements with any other Named Executive Officer.
In the event of a Corporate Transaction, each outstanding option granted under the Discretionary Option Grant Program will automatically become exercisable as to all of the option shares immediately prior to the effective date of the Corporate Transaction. However, no acceleration will occur if and to the extent: (a) such option is either to be assumed by the successor corporation or parent thereof or replaced by a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (b) such option is to be replaced with a cash incentive program of the successor corporation designed to preserve the option spread existing at the time of the Corporate Transaction and incorporating the same vesting schedule applicable to the option or (c) acceleration of such option is subject to other applicable limitations imposed by the Compensation Committee at the time of grant.
The Compensation Committee, as the administrator of the Option Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to any outstanding options held by any of the Named Executive Officers in connection with certain changes in control of the Company or the subsequent termination of the officer’s employment following a change in control.

AUDIT COMMITTEE REPORT *
The Audit Committee carries out its responsibilities pursuant to its written charter, and the members of the fiscal year 2005 Audit Committee have prepared and submitted this Audit Committee report. Each Audit Committee member is considered independent because each member satisfies the independence requirements for board members prescribed by the applicable rules of Nasdaq and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.
Among other things, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with audit committees by Statement on Auditing Standards No. 61, Communication With Audit Committees, as amended. In addition, the audit committee discussed with the independent auditors their independence from management and the Company; such discussions included matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees. Throughout the year and prior to the performance of any such services the Audit Committee also considered the compatibility of potential non-audit services with the auditors’ independence.
The Audit Committee discussed with the Company’s independent auditors their overall approach, scope and plans for the audit. At the conclusion of the audit, the Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2005 for filing with the Securities and Exchange Commission.
The Audit Committee has also recommended the selection of Grant Thornton LLP as independent auditors for the year ending March 31, 2006.
AUDIT COMMITTEE
Steven J. Hamerslag
R. Judd Jessup
Jeffrey J. Michael (resigned May 2004)
Alan R. Hoops (joined May 2004)

*	The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act.

COMPENSATION COMMITTEE REPORT *
The Compensation Committee administers the Company’s executive compensation programs, including the Option Plan. After the Compensation Committee determines the salaries of all elected officers, including those of the Named Executive Officers, the full Board reviews those determinations.
General Compensation Goals
The design and implementation of all executive compensation arrangements are based on certain goals derived from Company values, business strategy and management requirements. These goals may be summarized as follows:
•	Pay competitive salaries to attract, retain and motivate a highly competent executive team essential to the long-term success of the Company;

•	Tie an individual’s total compensation to individual and profit center performance and the financial success of the Company;

•	Reward executives for long-term corporate success by facilitating their ability to acquire an ownership interest in the Company; and

•	Align the financial interests of the executives and the stockholders.
Factors
Several of the more important factors, which were considered in establishing the components of each executive officer’s compensation package for the 2005 fiscal year are summarized below. Additional factors were also taken into account, and the Compensation Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years. All compensation decisions will be designed to further the general compensation goals indicated above.
Base Salaries
Base salaries are targeted to be moderate yet competitive in relation to salaries commanded by those in similar positions with other companies in the same industry. The base salary for each executive officer is reviewed annually and is set on the basis of personal performance, the relative importance of the functions the officer performs, the scope of the officer’s ongoing responsibilities, the salary levels in effect for comparable positions with the Company’s principal competitors, and internal equity considerations. The weight given to each of these factors varies from individual to individual.
Annual Incentive Awards
Although the Company has a March 31 fiscal year end, it has calendar year budgets and annual incentive plans which are based on the calendar year. Incentive awards to the Chief Executive Officer and the other Named Executive Officers are shown in the “Bonus” column of the Summary Compensation Table, which follows this report. Annual bonuses are designed to reward personal contributions to the success of the Company and are earned under a structured formula that considers the following factors:
Company Profit Center Financial Performance
Each profit center of the Company submits a proposed annual operating budget including annual profit goals for review of and approval by the Chief Executive Officer of the Company in conjunction with ratification by the Compensation Committee. At the end of the calendar year, the Compensation Committee evaluates actual financial performance against these targets and actual revenue growth. The resulting performance

*	The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act.

evaluation dictates whether an increase or decrease in an executive’s “normal” incentive compensation award is granted. For executive officers with operations responsibilities, the annual incentive award can range from zero to 70% of base salary depending upon performance as compared to budget. For executive officers with corporate staff responsibilities, such awards are based upon departmental objectives.
Individual Performance
Each executive has some portion of his or her annual bonus measured against individual management by objective goals (“MBOs”) established for that person. The maximum amount that any executive may earn based on the MBO element is variable, with full achievement of MBOs resulting in a minimum 75% payout and increasing up to 100% payout for achievement exceeding established MBOs. For executive officers with operations responsibilities, this element comprises a lesser percentage of the annual incentive award for the individual and for executive officers with corporate staff responsibilities, it comprises a greater percentage of the annual incentive award.
Discretionary Awards
The Compensation Committee also has the discretion under extraordinary circumstances to award bonuses based on a percentage of base salary.
Stock Options
Stock option grants accomplish the third and fourth compensation objectives: to motivate executive officers to manage the business, to improve long-term Company performance and to align the interests of executive officers and stockholders. Customarily, option grants are made with exercise prices equal to the fair market value of the shares on the grant date and will be of no value unless the market price of the Company’s outstanding shares appreciates, thereby aligning a substantial part of the executive officer’s compensation package with the return realized by the stockholders. The option generally vests over a period of four years, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the officer remains employed by the Company and the market price of the underlying shares appreciates over the option term. The size of the option grant is designed to create a meaningful opportunity for stock ownership and is based upon the individual’s current position with the Company, internal comparability with option grants made to other Company executives and the individual’s potential for future responsibility and promotion over the option term. The Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual’s position with the Company and the officer’s existing holdings of unvested options. However, the Compensation Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant made to each executive officer as circumstances warrant.
Compensation of the Chief Executive Officer
The annual base salary for the Company’s Chief Executive Officer, Mr. Clemons, was established on January 26, 1988, when the Company and North Star entered into an employment agreement with Mr. Clemons. The agreement became effective on February 15, 1988 and has an indefinite term. The agreement provides Mr. Clemons with an annual salary of $250,000, payable in semi-monthly installments. Mr. Clemons may terminate the agreement at any time on four months notice and the Company may terminate the agreement at any time with or without cause. If Mr. Clemons is terminated without cause, the Company is required to pay Mr. Clemons his then-current salary for one year after such termination, less any other employment compensation received by Mr. Clemons during such one-year period. The Compensation Committee, exclusive of Mr. Clemons, approved an increase in Mr. Clemons’ annual salary to $350,000, effective January 1, 2002. The Company’s financial performance had been consistently strong and Mr. Clemons’ salary had not been increased in eleven years.

Compliance with Internal Revenue Code Section 162(m)
Code Section 162(m) generally disallows a tax deduction to publicly-held corporations for compensation paid to certain of the corporation’s executive officers to the extent that compensation exceeds $1.0 million for any such officer in any one year. The limitation applies only to compensation, which is not considered to be performance-based. The Option Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of options with exercise prices equal to the fair market value of the Common Stock on the grant date that is granted by a committee comprised solely of “outside directors” will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. The non-performance based compensation to be paid to the Company’s executive officers for fiscal 2004 did not exceed the $1.0 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company’s executive officers for fiscal 2005 will exceed that limit. Because it is very unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.
COMPENSATION COMMITTEE
Steven J. Hamerslag
Alan R. Hoops
Jeffrey J. Michael

STOCK PERFORMANCE GRAPH *
The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the Nasdaq and the Nasdaq Health Services Index over a five year period beginning on March 31, 2000. The data depicted on the graph are as set forth in the chart below the graph. The graph assumes that $100 was invested in the Company’s Common Stock on March 31, 2000, and in each index, and that all dividends were reinvested. No cash dividends have been paid or declared on the Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

	March 31, 2000	March 31, 2001	March 31, 2002	March 31, 2003	March 31, 2004	March 31, 2005
CorVel Corporation	100.00	136.06	172.19	188.00	208.89	123.02

Nasdaq	100.00	40.03	40.34	29.61	43.71	44.00

Nasdaq Health Services Index	100.00	121.17	148.98	122.04	209.07	258.18
CERTAIN TRANSACTIONS
During fiscal year 2005, there was not any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of any class of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

*	The material in this graph is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act.

ANNUAL REPORT ON FORM 10-K AND STOCKHOLDER PROPOSALS
FOR THE 2006 ANNUAL MEETING
A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended March 31, 2005, has been mailed to stockholders concurrently with this Proxy Statement. The Annual Report sent to stockholders is not incorporated into this Proxy Statement, is not considered “soliciting material,” is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.
Proposals from stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2006 Annual Meeting and that such stockholders desire to have included in the Company’s proxy materials relating to the 2006 Annual Meeting must be received by the Company no later than March 3, 2006, which is 120 calendar days prior to the anniversary of the mailing date for this year’s proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations.
If a stockholder wishes to present a proposal at the Company’s 2006 Annual Meeting and the proposal is not intended to be included in the Company’s proxy statement relating to the 2006 Annual Meeting, the stockholder must give notice of a proposal to the Company no less than 30 days and no more than 60 days prior to the 2006 Annual Meeting. However, in the event that less than 40 days notice of the date of the meeting is given, stockholder proposals intended for presentation at the 2006 Annual Meeting must be received by the Company no later than the tenth day following the date on which notice of the date of the meeting was mailed or publicly disclosed by the Company. If a stockholder gives notice of such proposal after this deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. All stockholder proposals must be in the form required by the Company’s Bylaws. If a stockholder gives notice of a proposal after the 30th day prior to the 2006 Annual Meeting, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote the shares they represent as the Board may recommend, which may include a vote against the stockholder proposal when and if the proposal is raised at the Company’s 2006 Annual Meeting. The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor of the 2005 Annual Meeting. The enclosed Proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the 2005 Annual Meeting.
COSTS OF SOLICITATION
Proxies will be solicited by mail and by telephone by regular employees of the Company without additional remuneration. The Company will request banks, brokerage houses and other institutions to forward the soliciting material to persons for whom they hold shares and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other institutions for their reasonable expenses in forwarding the Company’s proxy materials to beneficial owners of the Common Stock of the Company. All costs associated with the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and Proxy, will be borne by the Company. Except as described above, the Company does not presently intend to solicit proxies other than by mail.
By Order of the Board of Directors
Richard J. Schweppe
Secretary
August 17, 2005
Irvine, California

EXHIBIT A
CORVEL CORPORATION
1991 EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON
AUGUST 4, 2005
I.	PURPOSE
     The CorVel Corporation 1991 Employee Stock Purchase Plan, as amended and restated by the Board of Directors on August 4, 2005 (the “Plan”), is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the “Code”).
II.	DEFINITIONS
     For purposes of administration of the Plan, the following terms shall have the meanings indicated:
     “BASE SALARY” means the regular base earnings paid to a Participant by one or more Participating Companies during such individual’s period of participation in the Plan, plus (i) one hundred percent (100%) of the commissions paid to such individual during each purchase period in which he or she participates in the Plan and (iii) any salary deferral contributions made by such Participant to any Code Section 401(k) Plan of the Company or any Company Affiliate during such period. There shall be excluded from the calculation of Base Salary (i) all overtime payments, bonuses, profit-sharing distributions and other incentive-type payments and (ii) all contributions (other than Code Section 401(k) contributions) made by the Company or its Corporate Affiliates for such individual’s benefit under any employee benefit or welfare plan now or hereafter established.
     “BOARD” means the Board of Directors of the Company.
     “COMPANY” means CorVel Corporation, a Delaware corporation1, and any corporate successor to all or substantially all of the assets or voting stock of the Company that shall by appropriate action adopt the Plan.

[1]	The Company was previously known as FORTIS Corporation and assumed all of the rights and responsibilities of FORTIS Corporation, a Minnesota corporation (“FORTIS Minnesota”), with respect to the Plan pursuant to the Agreement and Plan of Merger by and between the Company and FORTIS Minnesota, effective May 16, 1991, under which FORTIS Minnesota changed its state of incorporation from Minnesota to Delaware by merging with and into the Company, which was a wholly owned subsidiary of FORTIS Minnesota.

     “CORPORATE AFFILIATE” means any company that is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code), including any parent or subsidiary corporation that becomes such after the Effective Date.
     “EFFECTIVE DATE” means October 1, 1991; provided, however, that any Corporate Affiliate that becomes a Participating Company in the Plan after October 1, 1991, shall designate a subsequent Effective Date with respect to its employee-Participants.
     “ELIGIBLE EMPLOYEE” means any person who is regularly engaged, for a period of more than twenty (20) hours per week and more than five (5) months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code. However, employees of the Company who, at the start of any purchase period under the Plan, (i) are deemed to be Highly Compensated Employees within the meaning of Section 414(q) of the Code and (ii) hold unvested options to purchase more than 30,000 shares of Stock under the Company’s Restated 1988 Executive Stock Option Plan shall not be treated as Eligible Employees for that purchase period and shall accordingly be ineligible to participate in the Plan for such period. A person shall not continue to be an Eligible Employee because of the payment of compensation following termination of employment whether as part of a severance agreement with the Company or otherwise.
     “FAIR MARKET VALUE” per share of Stock on any relevant date shall be determined in accordance with the following provisions:
     (a) If the Stock is at the time listed on the Nasdaq National Market or the Nasdaq SmallCap Market, then the Fair Market Value shall be the closing selling price per share of Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or the Nasdaq SmallCap Market and published in The Wall Street Journal.
     (b) If the Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.
     (c) If the Stock is not listed on the Nasdaq National Market, Nasdaq SmallCap Market or a national securities exchange, the Fair Market Value shall be the average of the closing bid and ask prices of the Stock on that day as reported by the Nasdaq bulletin board or any comparable system on that day.
     (d) If the Stock is not traded included in the Nasdaq bulletin board or any comparable system, the Fair Market Value shall be the of the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.
     (e) If the date in question is not a trading day, then the Fair Market Value shall be determined based on prices for the trading day prior to the date in question.

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     “PARTICIPANT” means any Eligible Employee of a Participating Company who is actively participating in the Plan.
     “PARTICIPATING COMPANY” means the Company and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Companies in the Plan are listed in attached Schedule A.
     “PERMANENT DISABILITY OR PERMANENTLY DISABLED” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve months or more.
     “STOCK” means shares of the common stock of the Company, par value $.0001 per share.
III.	ADMINISTRATION
     (a) The Plan shall be administered by a committee (the “Committee”) consisting of one or more Board members appointed by the Board. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.
     (b) The Committee is hereby designated as the Plan Administrator and shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and procedures for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.
     (c) To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and every other member of the Board, as well as any other employee with duties under the Plan, against all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan. This indemnity shall not apply, however, if (i) it is in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or (ii) the individual fails to assist the Company in defending against any such claim. The Company shall have the right to select counsel and to control the prosecution or defense of the suit. The Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.
IV.	PURCHASE PERIODS
     (a) Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been issued pursuant to purchase rights granted under the Plan or (ii) the Plan shall have been sooner terminated in accordance with Article IX.

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     (b) Each purchase period shall have a duration of six (6) months. Purchase periods shall commence on the first day of April and October.
     (c) The Participant shall be granted a separate purchase right for each purchase period in which he or she participates. The purchase right shall be granted on the first business day of the purchase period and shall be automatically exercised on the last business day of the purchase period.
     (d) Under no circumstances shall any shares of Stock be issued hereunder, until such time as the Company shall have complied with all applicable requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation.
     (e) The acquisition of Stock through participation in the Plan for any purchase period shall neither limit nor require the acquisition of Stock by the Participant in any subsequent purchase period.
V.	ELIGIBILITY AND PARTICIPATION
     (a) Each individual who is an Eligible Employee of a Participating Company on the first day of any purchase period may begin participation in the Plan on the first day of any purchase period following the commencement of his or her employment with the Company or any other Participating Company.
     (b) In order to participate in the Plan for a particular purchase period, an Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designee) during the specified enrollment period for that purchase period.
     (c) The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any multiple of $10.00, up to a dollar maximum not in excess of 20% of the Base Salary paid to the Participant during the purchase period. The deduction rate so authorized shall continue in effect for the entire purchase period, unless the Participant shall, prior to the end of the purchase period for which the purchase right is in effect, change the rate by filing the appropriate form with the Plan Administrator (or its designee). The changed rate shall become effective as soon as practicable following the filing of such form. Payroll deductions, however, will automatically cease upon the termination of the Participant’s purchase right in accordance with Section VII(d) or (e) below.
VI.	STOCK SUBJECT TO PLAN
     (a) The Stock purchasable by Participants under the Plan shall, solely in the Board’s discretion, be made available from either authorized but unissued Stock or from reacquired Stock, including shares of Stock purchased on the open market. The total number of shares that

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may be issued under the Plan shall not exceed 950,0002 shares (subject to adjustment under subparagraph (b) below). If any outstanding purchase right is terminated for any reason prior to its exercise, the shares allocable to the purchase right may again become subject to purchase under the Plan.
     (b) In the event any change is made to the Stock purchasable under the Plan by reason of any stock dividend, recapitalization, stock split, reverse stock split, combination of shares, recapitalization or other change affecting the outstanding Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant under any one purchase right, and (iii) the class and number of shares and the price per share in effect under each purchase right at the time outstanding under the Plan.
VII.	PURCHASE RIGHTS
     Each Eligible Employee who participates in the Plan for a particular purchase period shall have the right to purchase Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.
     (a) Purchase Price. The purchase price per share of Stock shall be 95% of the Fair Market Value of a share of Stock on the date the purchase right is exercised.
     (b) Number of Purchasable Shares.
          (i) The number of shares of Stock purchasable by a Participant upon the exercise of an outstanding purchase right shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period for which such purchase right is outstanding, by the purchase price per share in effect for that purchase period. However, the maximum number of shares purchasable by any Participant during any one purchase period shall not exceed 1,000 shares (subject to adjustment under Section VI(b)). However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any purchase period under the Plan, to increase or decrease the limitations to be in for the number of shares of Stock purchasable per Participant during that purchase period.
          (ii) Under no circumstances shall purchase rights be granted the Plan to any Eligible Employee if such individual would, after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate. For this purpose an Eligible Employee’s ownership interest shall be determined in accordance with Code Section 424(d), which rules are as follows:

[2]	Reflects an increase of 200,000 shares pursuant to the amendment approved by the Board as of August 4, 2005 and submitted to the stockholders for approval at the 2005 Annual Meeting.

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          i. The Eligible Employee is treated as owning any stock owned, directly or indirectly, by:
          (1) Brothers and sisters (whether by whole or half-blood);
          (2) Spouse; and
          (3) Lineal descendants and/or ancestors.
          ii. Stock owned, directly or indirectly, by a corporation, partnership, estate, or trust is treated as owned proportionately by or for its stockholders, partners, or beneficiaries.
          iii. Stock that can be acquired by the exercise of an option is treated as being owned by the Eligible Employee for purposes of determining the number of shares owned by the Eligible Employee, but not for purposes of determining the total number of shares of Stock outstanding. Options are taken into account for this purpose whether or not they are currently exercisable.
     (c) Payment. Payment for the Stock purchased under the Plan shall be effected through the Participant’s authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the purchase period and shall terminate with the pay day ending with or immediately prior to the last business day of such purchase period. The amounts so collected shall be credited to the Participant’s individual account under the Plan, but no interest shall be paid on the balance from time to time outstanding in the account. The collected amounts shall not be required to be held in any segregated account or trust fund and may be commingled with the Company’s general assets and used for any corporate purpose.
     (d) Termination of Purchase Rights.
          (i) A Participant may terminate his or her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designee) at least two business days before the last business day of any purchase period. No further payroll deductions shall be collected from the Participant with respect to such purchase right, and the Participant shall have the following election with respect to any payroll deductions made by such individual with respect to such purchase right: (A) have the Company refund those payroll deductions or (B) have such payroll deductions held for the purchase of shares at the end of the purchase period. If no such election is made, then such payroll deductions shall automatically be refunded at the end of such purchase period. Immediately following the refund or purchase of shares, the purchase right shall terminate.
          (ii) The request for termination shall be irrevocable with respect to the particular purchase right to which it pertains, and the Participant may not subsequently rejoin the purchase period covered by such right.

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     (e) Termination of Service.
          (i) Except as set forth in Paragraph VII(e)(ii) below, if a Participant ceases to be an Eligible Employee while his or her purchase right remains outstanding, then such purchase right shall immediately terminate, and all sums previously collected from the Participant during the purchase period in which such termination occurs shall be refunded (without interest) to the Participant.
          (ii) Should the Participant die or become Permanently Disabled or should the Participant cease active employment by reason of a leave of absence taken in accordance with the Company’s leave of absence policy, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or by the laws of descent and distribution) shall have the election, exercisable up until the end of the purchase period in which the Participant dies or becomes Permanently Disabled or in which the leave of absence commences, to (i) withdraw all the funds credited to the Participant’s account at the time of his or her cessation of employment or at the commencement of such leave or (ii) have such funds held for the purchase of shares at the end of such purchase period. If no such election is made, then such funds shall automatically be held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payroll deductions added to the Participant’s account following his or her cessation of employment or the commencement of such leave. Upon the Participant’s return to active employment of twenty (20) hours a week (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will no longer be an Eligible Employee for purposes of subsequent participation in the Plan, will receive a refund (without interest) of the payroll deductions that the Participant made during that purchase period with respect to such purchase right not previously exercised, and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the first day of the new purchase period once he or she qualifies as an Eligible Employee.
     (f) Stock Purchase. The Stock subject to the purchase right of each Participant (other than Participants whose payroll deductions have been refunded in accordance with Section VII(d) or (e) above) shall be automatically purchased on the Participant’s behalf on the last business day of the purchase period. The purchase shall be effected by applying the amount credited to each Participant’s account on the last business day of the purchase period to the purchase of whole shares of Stock (subject to the limitations on the maximum number of purchasable shares set forth in Section VII(b)) at the purchase price in effect for such purchase period. Any amount remaining in the Participant’s account after such application shall be refunded.
     (g) Proration of Purchase Rights. Should the total number of shares of Stock that are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts

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credited to the accounts of Participants shall, to the extent not applied to the purchase of Stock, be refunded to the Participants.
     (h) Rights as Stockholder. A Participant shall have no rights as a stockholder of the Company with respect to shares covered by his or her outstanding purchase right under the Plan until the shares are actually purchased on the Participant’s behalf in accordance with Section VII(f). No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.
     (i) Assignability. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant’s death, and during the Participant’s lifetime the purchase right shall be exercisable only by the Participant.
     (j) Notice of Disqualifying Disposition. A Participant must notify the Company if the Participant disposes of stock acquired pursuant to the Plan prior to the expiration of the holding periods required to qualify for long-term capital gains treatment on the sale proceeds.
     (k) Merger or Liquidation of Company. In the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger, reorganization or similar transaction (other than a reorganization effected primarily to change the State in which the Company is incorporated) or in the event the Company is liquidated (a “Change in Control”), each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the purchase period in which such Change in Control occurs to the purchase of whole shares of Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Stock on the first day of the purchase period in which such Change in Control occurs or (ii) the Fair Market Value per share of Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Stock purchasable per Participant shall continue to apply to any such purchase. Any amount not applied to the purchase of Stock by reason of the Section VII(b) limitation on the maximum number of purchasable shares shall be refunded. The Company shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.
VIII.	ACCRUAL LIMITATIONS
     (a) No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to acquire Stock accrued under other purchase rights granted to the Participant under this Plan and (ii) similar rights accrued by the Participant under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of Stock of the Company or any Corporate Affiliate (determined on the basis of the Fair Market Value of such

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stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.
     (b) For purposes of applying the accrual limitations of Section VIII(a), the right to acquire Stock pursuant to each purchase right granted under the Plan shall accrue as follows:
          (i) The right to acquire Stock under each such purchase right shall accrue when the purchase right first becomes exercisable on the last business day of the purchase period for which such right is granted.
          (ii) To the extent the Participant’s purchase right does not, by reason of the Section VIII(a) limitations, accrue on the last business day of the particular purchase period for which such right is granted, then the payroll deductions that the Participant made during that purchase period with respect to such purchase right shall be refunded.
     (c) In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.
IX.	AMENDMENT AND TERMINATION
     The Board may from time to time alter, amend, suspend or discontinue the Plan to become effective immediately following the close of a purchase period; provided, however, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Company will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Date be subsequently revised so as to require the Company to recognize compensation expense in the absence of such amendment or termination. The Board may not, without the approval of the Company’s stockholders, increase the number of shares issuable under the Plan (provided, however, the Plan Administrator shall have the authority to effect adjustments pursuant to Section VI(b) without stockholder approval), or modify the requirements for eligibility to participate in the Plan.
X.	GENERAL PROVISIONS
     (a) Effective Date. The Plan became effective on the Effective Date. On June 15, 1992, the Board approved a restatement of the Plan, to be effective as of October 1, 1992. The restatement was approved by the Company’s stockholders at the 1992 Annual Meeting. On May 4, 1994, the Board approved an amendment to the Plan to increase the aggregate number of shares issuable over the term thereof from 100,000 to 150,000 shares. The amendment was approved by the Company’s stockholders at the 1994 Annual Meeting. In June 1997, the Board approved another amendment to the Plan to increase the aggregate number of shares issuable over the term thereof from 150,000 to 250,000 shares. The amendment was approved by the Company’s stockholders at the 1997 Annual Meeting.
     On June 14, 1999, the Company effected a 2-for-1 stock split in the form of a 100 percent stock dividend distributed to stockholders of record as of May 31, 1999. On May 20, 2001, the

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Board approved amendments to the Plan to (i) effect certain technical revisions to the provisions of the Plan in order to facilitate the administration and interpretation of the Plan, (ii) modify the type of amendments to the Plan which require stockholder approval and (iii) extend the termination date of the Plan by ten years to September 30, 2011. The amendments were approved by the Company’s stockholders at the 2001 Annual Meeting. On August 31, 2001, the Company effected a 3-for-2 stock split in the form of a 50 percent stock dividend distributed to stockholders of record as of August 17, 2001.
     On August 4, 2005, the Board approved amendments to the Plan to (i) avoid compensation expense charges under Statement of Financial Accounting Standards No. 123 (revised 2004), Accounting for Stock-Based Compensation and (ii) increase the aggregate number of shares issuable over the term of the Plan from 750,000 to 950,000 shares, subject to stockholder approval at the 2005 Annual Meeting.
     (b) Termination. The Plan shall terminate upon the EARLIEST of (i) September 30, 2011, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan, (iii) the date on which all purchase rights are exercised in connection with a Change in Control or (iv) termination by the Board. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected under the Plan following such termination.
     (c) Costs. All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.
     (d) No Employment Rights. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.
     (e) Governing Law. The provisions of the Plan shall be governed by the laws of the State of California.
     (f) Annual Statements. To the extent required, the Company shall provide a statement containing the information required by Code Section 6039(a) to Participants no later than January 31st of the calendar year following prior to the calendar year in which they purchase Stock pursuant to the Plan. This notice shall contain the following items of information:
          (i) The name, address, and employer identification number of the corporation transferring the Stock;
          (ii) The name, address, and identifying number of the Participant to whom the share or shares of Stock were transferred;
          (iii) The name and address of the corporation the stock of which is the subject of the option (if other than the corporation transferring the stock);

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          (iv) The date the option was granted;
          (v) The date the shares were transferred to the person exercising the option;
          (vi) The fair market value of the Stock at the time the option was exercised;
          (vii) The number of shares of Stock transferred pursuant to the option;
          (viii) The type of option under which the transferred shares were acquired; and
          (ix) The total cost of all the shares.
PARTICIPATING COMPANIES
     CorVel Corporation, a Delaware corporation
     CorVel Healthcare Corporation, a California corporation

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PROXY
CORVEL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
September 15, 2005
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on September 15, 2005 and the accompanying Proxy Statement, and appoints V. Gordon Clemons and Richard J. Schweppe, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock of CorVel Corporation which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of CorVel Corporation to be held at 2010 Main Street, Suite 600, Irvine, California, on Monday, September 15, 2005 at 1:00 p.m. Pacific Daylight Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournment or postponement thereof. The shares represented by this proxy shall be voted in the following manner:
PLEASE RETURN YOUR EXECUTED PROXY TO U.S. STOCK TRANSFER CORPORATION IN THE
ENCLOSED SELF-ADDRESSED, POSTAGE PRE-PAID ENVELOPE.

▼     DETACH PROXY CARD HERE     ▼
1. To elect the following directors to serve for a term of one year.

ELECTION OF DIRECTORS	☐	FOR	☐	WITHHOLD AUTHORITY
Director Nominees: V. Gordon Clemons, Steven J. Hamerslag, Alan R. Hoops, R. Judd Jessup, Jeffrey J. Michael

2. To approve amendments to the Company’s 1991 Employee Stock Purchase Plan (the “Purchase Plan”) to (i) avoid compensation expense charges under a new accounting rule, and (ii) increase the maximum number of shares of Common Stock reserved for issuance over the term of the Purchase Plan from 750,000 shares to 950,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3. To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2006.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.
The Board of Directors recommends a vote FOR each of the nominees and the proposals set forth above. This Proxy, when properly executed, will be voted as specified above. This Proxy will be voted FOR the nominees listed above and FOR the other Proposals if no specification is made.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE ON CARD

Dated:

(Print name(s) as it (they) appear(s) on certificate)

(Authorized Signature(s))
Please print the name(s) appearing on each share certificate(s) over which you have voting authority.